Exhibit 99.1

News Release

Wabtec Reports 2Q Results, Increases Guidance

WILMERDING, PA, July 24, 2018 – Wabtec Corporation (NYSE: WAB) today reported second quarter results and increased its full-year guidance for revenues and earnings per diluted share.

2018 Second Quarter Consolidated Results

•	Sales were $1.1 billion, a 19 percent increase compared to the year-ago quarter. Compared to the year-ago quarter, organic sales increased $105 million; acquisitions increased sales $39 million; and changes in foreign currency exchange rates increased sales by $35 million, mainly in our Transit segment.

•	Income from operations was $124 million, including expenses of $9 million related to the proposed GE Transportation merger, $4 million for restructuring and $4 million for a tax law change in India. SG&A expenses increased mainly due to those expenses, changes in foreign currency exchange rates and acquisitions. Excluding those items, income from operations was $141 million, or 12.6 percent of sales (see reconciliation table).

•	Net interest expense was $32 million, including $12 million of financing costs related to the proposed GE Transportation merger. Net interest expense in the prior-year quarter included a $2 million benefit related to the prepayment of debt assumed in the Faiveley Transport acquisition.

•	Other income was $2 million, mainly due to higher income from minority investments.

•	Income tax expense was $11 million for an effective tax rate of 11.2 percent, compared to 25.4 percent in the year-ago quarter. The 2018 quarter included a benefit of $13 million from the reduction of the estimated transition tax charge that was initially recorded in the fourth quarter of 2017 due to the 2017 U.S. tax reform act.

•	GAAP earnings per diluted share were 87 cents including expenses for the proposed GE Transportation merger and other restructuring actions, and the effects of tax law changes in the U.S. and India, all of which reduced EPS by a net of 9 cents. Excluding those items, adjusted EPS was 96 cents. GAAP EPS in the 2017 second quarter was 75 cents including restructuring and Faiveley Transport transaction expenses, which reduced EPS by a net of 5 cents.

2018 Second Quarter Segment Results

•	In the Transit segment, sales increased 19 percent and income from operations decreased 2 percent compared to the year-ago second quarter. Transit sales increased by $112 million; the increase resulted from organic sales growth of $51 million, changes in foreign currency exchange rates of $33 million and acquisitions of $28 million. Income from operations was $58 million, or 8.3 percent of sales, including $6 million of expenses for restructuring and the Indian tax law change. Income from operations was lower than the year-ago quarter mainly due to those expenses and revenues from lower-margin contracts in the U.K.

•	In the Freight segment, sales increased 20 percent and income from operations increased 34 percent compared to the year-ago second quarter. Freight sales increased by $67 million; the increase resulted from organic sales growth of $54 million, changes in foreign currency exchange rates of $3 million and acquisitions of $11 million. Income from operations was $84 million, or 20.5 percent of sales, including $2 million of expenses for restructuring. Income from operations was higher than the year-ago quarter due to increased sales and an improved product mix.

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Cash Flow Summary

•	The company generated cash from operations of $44 million in the second quarter compared to $12 million in the year-ago quarter. During the quarter, the company incurred $19 million of cash costs for the proposed GE Transportation merger and other restructuring actions. The increase in cash from operations compared to the year-ago quarter resulted from improved working capital performance and higher net income in the 2018 second quarter.

•	At June 30, the company had cash of $246 million and debt of $1.9 billion. Total debt was 2 percent lower than at the end of the first quarter of 2018.

Backlog and Other Information

•	During the quarter, the company’s total, multi-year backlog was $4.7 billion, slightly higher than at the end of the first quarter excluding changes in foreign currency exchange rates. The company’s 12-month backlog, a subset of the total, was $2.5 billion.

•	Recent new orders included projects in all major markets around the world and in all major product categories, including train control hardware and services, components for freight cars in the U.S., and a long-term aftermarket services agreement with SNCF in France.

2018 Guidance Increased

Based on its first-half results and full-year forecast, Wabtec increased its guidance for the year, with revenues now expected to be about $4.2 billion and EPS expected to be about $3.85 excluding estimated costs related to the proposed GE Transportation merger, expenses for restructuring and the effects of tax law changes. The company’s adjusted operating margin target for the full year is about 13.5 percent, and its effective tax rate for the full year is expected to be about 24 percent excluding the second quarter tax benefit. For the year, Wabtec expects cash flow from operations to exceed net income.

Raymond T. Betler, Wabtec’s president and chief executive officer, said: “Our second-quarter results were on target, and with a strong backlog and the positive indicators we see in our markets we’re comfortable increasing our guidance for the year. Our freight business demonstrated strong growth in revenues and income from operations, and we expect demand to continue to improve. In transit, as expected we are managing through some lower-margin contracts in the short term while making long-term improvements in the core business. Overall, we’re pleased with our year-to-date performance, excited about the opportunities we see from our combination with GE Transportation and confident we can deliver improved earnings, margins and cash flow in the future.”

Update on GE Transportation Merger

During the second quarter, Wabtec entered into a definitive agreement to merge with GE Transportation, a unit of General Electric Company (NYSE: GE), and completed financing arrangements for the merger. The combination will make Wabtec a Fortune 500, global transportation leader in rail equipment, software and services, with operations in more than 50 countries and is expected to be completed in early 2019, subject to customary closing conditions, approval by Wabtec shareholders, and regulatory approvals.

Wabtec’s financing arrangements include syndication of a $2.5 billion senior unsecured bridge commitment and $400 million senior unsecured delayed draw term loan to fund the cash portion of the merger. The new arrangements provide that the bridge commitment will be reduced by any alternative financing that Wabtec arranges prior to closing, which may include additional loans or long-term notes. Also during the quarter, the company refinanced an existing revolving credit facility with a $1.2 billion senior unsecured revolver with a five-year term, and refinanced an existing $350 million senior unsecured term loan with a three-year term loan.

Wabtec and GE have each received a request for additional information (“second request”) from the United States Department of Justice (“DOJ”). The second request is a standard part of the regulatory

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review process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after Wabtec and GE have substantially complied with their respective request, unless that period is extended voluntarily by both parties or terminated sooner by the DOJ. Wabtec and GE will continue to cooperate fully with the DOJ as it reviews the proposed transaction. In addition to the expiration of the waiting period under the HSR Act, the transaction remains subject to other regulatory approvals, as well as other customary closing conditions.

Wabtec Corporation (www.wabtec.com) is a leading global provider of equipment, systems and value-added services for transit and freight rail. Through its subsidiaries, the company manufactures a range of products for locomotives, freight cars and passenger transit vehicles. The company also builds new switcher and commuter locomotives, and provides aftermarket services. The company has facilities located throughout the world.

This release contains forward-looking statements, such as statements regarding the company’s expectations about future sales and earnings. Actual results could differ materially from the results suggested in any forward-looking statement. Factors that could cause or contribute to these material differences include, but are not limited to, an economic slowdown in the markets we serve; changes in the expected timing and profitability of projects; a decrease in freight or passenger rail traffic; an increase in manufacturing costs; and other factors contained in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update these statements or advise of changes in the assumptions on which they are based.

Wabtec will host a call with analysts and investors at 10 a.m., eastern time, today. To listen via webcast, go to www.wabtec.com and click on “Webcasts” in the “Investor Relations” section.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction between General Electric Company (“GE”) and Wabtec, Transportation Systems Holdings Inc., a newly formed wholly owned subsidiary of GE (“SpinCo”), will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4/S-1 containing a prospectus or a registration statement on Form 10 and Wabtec will file with the SEC a registration statement on Form S-4 that will include a combined proxy statement/prospectus. If the transaction is effected via an exchange offer, GE will also file with the SEC a Schedule TO with respect thereto. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents GE, Wabtec and/or SpinCo may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY GE, WABTEC OR SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by GE, Wabtec and/or SpinCo through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by GE, Wabtec and/or SpinCo with the SEC from the respective companies by directing a written request to GE and/or SpinCo at General Electric Company, 41 Farnsworth Street, Boston, Massachusetts 02210 or by calling 617-443-3400, or to Wabtec at Wabtec Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus

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meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of a proxy from any investor or security holder. GE, Wabtec, SpinCo, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Wabtec in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the relevant materials when filed with the SEC. Information regarding the directors and executive officers of GE is contained in GE’s proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on March 12, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 1, 2018 and certain of its Current Reports filed on Form 8-K. Information regarding the directors and executive officers of Wabtec is contained in Wabtec’s proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on April 5, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 26, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 which was filed with the SEC on May 4, 2018 and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Second	Second	For the	For the
	Quarter	Quarter	Six Months	Six Months
	2018	2017	2018	2017
Net sales	$1,111,680	$932,253	$2,167,857	$1,848,287
Cost of sales	(787,713)	(658,290)	(1,533,009)	(1,304,617)

Gross profit	323,967	273,963	634,848	543,670
Gross profit as a % of Net Sales	29.1%	29.4%	29.3%	29.4%

Selling, general and administrative expenses	(171,157)	(127,918)	(318,358)	(250,605)
Engineering expenses	(19,388)	(23,338)	(41,437)	(46,802)
Amortization expense	(9,899)	(9,350)	(20,251)	(18,394)

Total operating expenses	(200,444)	(160,606)	(380,046)	(315,801)
Operating expenses as a % of Net Sales	18.0%	17.2%	17.5%	17.1%

Income from operations	123,523	113,357	254,802	227,869
Income from operations as a % of Net Sales	11.1%	12.2%	11.8%	12.3%

Interest expense, net	(31,920)	(17,564)	(52,204)	(37,422)
Other (expense) income, net	2,171	936	4,757	5,747

Income from operations before income taxes	93,774	96,729	207,355	196,194

Income tax expense	(10,503)	(24,569)	(36,627)	(52,030)

Effective tax rate	11.2%	25.4%	17.7%	26.5%

Net Income	83,271	72,160	170,728	144,164
Less: Net Loss (Gain) attributable to noncontrolling interest	1,145	(135)	2,054	1,750

Net income attributable to Wabtec shareholders	$84,416	$72,025	$172,782	$145,914

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.88	$0.75	$1.80	$1.52

Diluted
Net income attributable to Wabtec shareholders	$0.87	$0.75	$1.79	$1.52

Weighted average shares outstanding
Basic	95,992	95,641	95,867	95,370

Diluted	96,575	96,284	96,471	96,071

Segment Information
Freight Net Sales	$412,258	$344,828	$791,812	$692,774
Freight Income from Operations	$84,347	$63,165	$153,970	$134,387
Freight Operating Margin	20.5%	18.3%	19.4%	19.4%

Transit Net Sales	$699,422	$587,425	$1,376,045	$1,155,513
Transit Income from Operations	$57,975	$59,050	$126,059	$108,025
Transit Operating Margin	8.3%	10.1%	9.2%	9.3%

Backlog Information (Note: 12-month is a sub-set of total)	June 30, 2018	March 31, 2018
Freight Total	$649,268	$631,558
Transit Total	4,011,993	4,265,552

Wabtec Total	$4,661,261	$4,897,110

Freight 12-Month	$464,295	$501,374
Transit 12-Month	2,044,437	1,976,307

Wabtec 12-Month	$2,508,732	$2,477,681

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Second Quarter 2018
	Gross	Operating	Income from	Interest &			Minority	Wabtec
	Profit	Expenses	Operations	Other Exp	Tax	Net Income	Interest	Net Income	EPS
Reported Results	$324.0	$(200.4)	$123.5	$(29.7)	$(10.5)	$83.3	$1.1	$84.4	$0.87
Restructuring costs add-back	1.0	2.8	3.8	—	(0.9)	2.9	—	2.9	$0.03
GE transaction costs	—	9.2	9.2	11.6	(4.9)	15.9	—	15.9	$0.16
India Goods and Service tax law change		4.0	4.0	—	(0.9)	3.1	—	3.1	$0.03
Tax adjustment related to 2017 U.S. tax law change	—	—	—	—	(13.0)	(13.0)	—	(13.0)	$(0.13)

Adjusted Results	$325.0	$(184.4)	$140.5	$(18.1)	$(30.2)	$92.2	$1.1	$93.3	$0.96

Fully Diluted Shares Outstanding									96.6

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Year-to-Date 2018
	Gross	Operating	Income from	Interest &			Minority	Wabtec
	Profit	Expenses	Operations	Other Exp	Tax	Net Income	Interest	Net Income	EPS
Reported Results	$634.9	$(380.0)	$254.8	$(47.4)	$(36.6)	$170.7	$2.1	$172.8	$1.79
Restructuring costs add-back	1.2	3.2	4.4	—	(1.1)	3.3	—	3.3	$0.03
GE transaction costs	—	9.2	9.2	11.6	(4.9)	15.9	—	15.9	$0.16
India Goods and Service tax law change		4.0	4.0	—	(0.9)	3.1	—	3.1	$0.03
Tax adjustment related to 2017 U.S. tax law change	—	—	—	—	(13.0)	(13.0)	—	(13.0)	$(0.13)

Adjusted Results	$636.1	$(363.6)	$272.4	$(35.8)	$(56.5)	$180.0	$2.1	$182.1	$1.88

Fully Diluted Shares Outstanding									96.5

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited
	June 30, 2018	December 31, 2017
In thousands
Cash and cash equivalents	$245,574	$233,401
Receivables, net	1,213,234	1,166,787
Inventories	863,793	742,634
Current assets - other	124,286	122,291

Total current assets	2,446,887	2,265,113
Property, plant and equipment, net	555,834	573,972
Goodwill	2,428,591	2,460,103
Other intangibles, net	1,174,400	1,204,432
Other long term assets	71,894	76,360

Total assets	$6,677,606	$6,579,980

Current liabilities	$1,606,468	$1,573,330
Long-term debt	1,857,806	1,823,303
Long-term liabilities - other	338,704	354,815

Total liabilities	3,802,978	3,751,448
Shareholders’ equity	2,857,280	2,808,868
Non-controlling interest	17,348	19,664

Total shareholders’ equity	$2,874,628	$2,828,532

Total Liabilities and Shareholders’ Equity	$6,677,606	$6,579,980

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Unaudited
	Six Months Ended June 30,
	2018	2017
In thousands
Net cash provided by (used in) operating activities	$67,904	$(13,703)
Net cash used in investing activities	(69,100)	(884,629)
Net cash provided by financing activities	22,764	41,590
Effect of changes in currency exchange rates	(9,395)	42,032

Increase (decrease) in cash	12,173	(814,710)
Cash, beginning of period	233,401	1,143,232

Cash, end of period	$245,574	$328,522